                            SECTION 906 CERTIFICATION

     Pursuant to 18 U.S.C. ss.1350, the undersigned officer of World Funds Trust
Inc. (the "Company"),  hereby certifies, to the best of her knowledge,  that the
Company's  Report on Form  N-CSR for the  period  ended  March  31,  2010 (the
"Report")  fully complies with the  requirements  of Section 13(a) or 15(d),  as applicable,  of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:          June 11, 2010

Name:          /s/ Karen Shupe
                --------------------
                Karen Shupe
Title:          Treasurer

     This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not  being  filed as a part of the  Report  or as a  separate  disclosure document.